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                                                                   EXHIBIT 23(a)
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
To Vanguard Cellular Systems, Inc.:
     As independent public accountants, we hereby consent to the incorporation of our reports dated February 18, 1998, March 27, 1998 and March 17, 1998 included in this Form 10-K, into the Company's previously filed Form S-4 Registration Statement No. 33-35054, Form S-3 Registration Statement No. 33-61295, Form S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No. 33-53559, Form S-8 Registration Statement No. 33-69824, Form S-8 Registration Statement No. 333-34771, Form S-8 Registration Statement No. 333-34785 and Form S-8 Registration Statement No. 333-34787.
                                         ARTHUR ANDERSEN LLP
Greensboro, North Carolina,
March 31, 1997.